Filed pursuant to Rule 424(b)(3)

Registration No. 333-289532

PROSPECTUS SUPPLEMENT NO. 1

TUHURA BIOSCIENCES, INC.

Up to 4,570,629 Shares of Common Stock

Up to 4,750,916 Shares of Common Stock Issuable Upon Exercise of

Warrants

________________________________________

This prospectus supplement supplements the prospectus dated September 26, 2025 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-289532) originally filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2025 and declared effective by the SEC on September 26, 2025.

This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K filed with the SEC on October 31, 2025 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the proposed offer and resale or other disposition from time to time by the selling stockholders identified in the Prospectus of up to an aggregate of up to (i) 4,570,629 shares of common stock, par value $0.001 per share, and (ii) 4,750,916 shares of common stock issuable upon the exercise of warrants.

Our shares of Common Stock are currently listed on the Nasdaq Capital Market under the symbols “HURA”. The last reported sale price of the common stock on October 30, 2025 was $2.48 per share.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 5 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus and this prospectus supplement or determined if the Prospectus and this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 31, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2025

TUHURA BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 University Center Dr., Suite 110
Tampa, Florida 33612
(Address of Principal Executive Offices, including zip code)
Registrant’s Telephone Number, Including Area Code: (813) 875-6600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HURA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Bridge Loan Transaction

On October 27, 2025, TuHURA Biosciences, Inc. (the “Company”) entered into a Secured Promissory Note and Loan Agreement (the “Loan Agreement”) with the Matthew Nachtrab Revocable Trust dated 12/18/2014 (the “Lender”). Pursuant to the terms of the Loan Agreement, the Lender agreed to make loans to the Company in an aggregate principal amount of up to $3,000,000 (the “Loans”) during a 30-day availability period beginning on the date of the Loan Agreement. The Lender advanced the first loan to the Company in the amount of $1,500,000 simultaneously with the execution of the Loan Agreement (the “Initial Advance”), and upon advance notice by the Company in accordance with the terms therein, may loan up to an additional $1,500,000. The Loans will be used by the Company for working capital purposes.

The outstanding principal, plus any accrued and unpaid interest, of the Loans will be due and payable on the earlier of December 31, 2025 or on the date that is 30 days following the successful closing of an equity financing in which the Company receives gross cash proceeds in excess of $12,000,000. The outstanding principal amount of the Loans will bear an interest rate of 3% per month, payable in arrears on the maturity date. The Company may prepay all or a portion of the outstanding principal and accrued but unpaid interest under the Loan Agreement at any time without a prepayment fee. The Loan Agreement also provides for a $180,000 loan fee payable to the Lender on the maturity date.

The Loan Agreement provides for customary representations, warranties and covenants made by each the Company and the Lender. The Loan Agreement is secured by a first priority perfected security interest in U.S patents owned by the Company related to its ImmuneFxTM technology platform.

In addition, in connection with each loan advance made pursuant to the Loan Agreement, the Company will issue to the Lender a warrant to purchase shares of the Company’s common stock (each, a “Lender Warrant”) equal to 10% of the applicable loan advance divided by the exercise price, which shall be equal to the Nasdaq Official Closing price on such date of issuance, subject to adjustment in certain circumstances. On the date of the Initial Advance, the Company issued a Lender Warrant to the Lender to purchase up to 65,217 shares of common stock. Each Lender Warrant will be immediately exercisable and will expire on the date that is two years from the date of issuance.

The foregoing descriptions of the Loan Agreement and the Lender Warrant, are summary in nature and are each qualified by reference to the full text of each, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No

10.1 Secured Promissory Note and Loan Agreement

10.2 Form of Lender Warrant

104 Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUHURA BIOSCIENCES, INC.

Date:	October 31, 2025	By:	/s/ Dan Dearborn
Name: Dan Dearborn Title: Chief Financial Officer

Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL INFORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

SECURED PROMISSORY NOTE AND LOAN AGREEMENT

$3,000,000.00 October 27, 2025

FOR VALUE RECEIVED, TUHURA BIOSCIENCES, INC., a Nevada corporation with an address at 10500 University Center Drive, Tampa, FL 33612 (the “Borrower”), promises to pay to the order of MATTHEW JOSEPH NATCHTRAB REVOCABLE TRUST DTD 12/18/2014, or its successors, transferees or assignees (“Lender”), in lawful money of the United States of America the principal sum of Three Million and No/Dollars ($3,000,000.00), or such lesser principal amount as may be outstanding hereunder in accordance with the terms hereof on the earlier of (i) the Maturity Date (as hereinafter defined), or (ii) upon the occurrence and during the continuance of an Event of Default, together with all accrued and unpaid amounts due and payable to Lender pursuant to the provisions of this Secured Promissory Note and Loan Agreement (this “Note”).

All payments under this Note shall be made in lawful money of the United States, in immediately available funds and without set-off, deduction or counterclaim.

The Borrower hereby waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note except for such notice as provided herein.

The following is a statement of the rights of Lender and the conditions to which this Note is subject, and to which Lender, by the acceptance of this Note, agrees:

1.
Advances; Commitment; Interest; Warrants
(a)
Advances and Commitment. Subject to the terms and conditions set forth herein, Lender agrees to make loans (“Loans”) in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount up to $3,000,000.00 (the “Commitment”) in the following manner: (i) on the date of this Note, Lender shall fund a Loan to Borrower in the amount of One Million Five Hundred Thousand and No/Dollars ($1,500,000); and (ii) upon the written request of Borrower in the manner set forth in Section 1(b) below for Loans thereafter, up to the aggregate Commitment (and so long as no Event of Default then exists). For purposes of this Note, the “Availability Period” means the period commencing on the date of this Note and ending on the date that is thirty (30) calendar days after the date of this Note.
(b)
Borrowing Procedures; Requests for Loans. Request for advances hereunder, to the total amount of the Commitment, may be made by the Borrower by notifying Lender of such request in writing

(delivered by hand, overnight mail, or email) not later than 12:00 p.m., Eastern time, not less than two (2) business days before the date of the proposed Loan (each, a “Loan Request”). Such Loan Request shall specify (i) the amount of the Loan requested and (ii) the date on which such Loan is to be made. Subject to the terms and conditions of this Note, Lender shall advance such Loan to Borrower pursuant to a Loan Request by wire transfer of immediate funds to an account designated by Borrower (each, a “Loan Advance”).
(c)
Repayment Terms.
(i)
Borrower and Lender each acknowledge that the purpose of this lending relationship is to enable Borrower to provide working capital to be used in the ordinary course of Borrower’s business (the “Purpose”).
(ii)
The aggregate unpaid principal amount of the Loans, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on December 31, 2025 (the “Maturity Date”), provided, however, that the outstanding principal amount of the Loans and all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable in full within thirty (30) days following the successful closing by the Borrower of any equity financing from which the Borrower receives gross cash proceeds in excess of Twelve Million Dollars ($12,000,000).
(d)
Prepayment. The Borrower may prepay this Note in whole or in part without penalty at any time.

(e) Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loans made hereunder shall bear interest at the Applicable Rate from the date the Loans were made until the Loans are paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.

(f) Interest Payment Dates. Interest shall be payable in arrears to Lender on the Maturity Date.

(g) Computation of Interest. All computations of interest shall be made a daily rate equal to the Applicable Rate divided by thirty (30) for the actual number of days elapsed. Interest shall accrue on each Loan on the day on which such Loan is made and shall not accrue on the Loans for the day on which they are paid. Interest shall be calculated on a simple-interest basis.

(e)
Grant of Warrants. After 4:00 p.m. (New York City time) on the date of each Loan Advance, Borrower shall execute and deliver to Lender a warrant (each, a “Lender Warrant”) to purchase a number of shares of Common Stock, at an exercise price equal to the Nasdaq Official Closing Price (NOCP) on the date of the issuance of the Lender Warrant, as shall be equal to ten percent (10%) of the principal amount of the applicable Loan Advance divided by the exercise price of the Lender Warrant. Each Lender Warrant shall be in substantially the form attached to this Note as Exhibit A.
(f)
Loan Fee. In consideration of making the Loans available to Borrower and in addition to the interest payable hereunder and the Lender Warrants, Borrower shall pay to Lender a loan fee of One Hundred Fifty Thousand Dollars ($150,000) in the aggregate, which loan fee shall be payable on the Maturity Date.
2.
Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)
Failure to Pay. The Borrower shall fail to pay when due any payment due hereunder on or before the date on which it is due;
(b)
Breaches of Other Covenants. The Borrower shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note and such failure shall continue for fifteen (15) days after the earlier to occur of (i) Borrower’s receipt of written notice of such failure and (ii) the date on which the Borrower has knowledge of such failure;
(c)
Representations and Warranties. Any representation or warranty made by Borrower in this Note shall be false, incorrect, incomplete or misleading in any material respect;
(d)
Voluntary Bankruptcy or Insolvency Proceedings. The Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or
(e)
Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Borrower, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Borrower, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.
3.
Rights of Lender upon Default.

(a) Notice of Default. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Lender may, by written notice to the Borrower, declare all outstanding Obligations payable by the Borrower hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

(b) Effect of Bankruptcy. Upon the occurrence of any Event of Default described in Sections 2(d) and 2(e), immediately and without notice, all outstanding Obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

(c) No Further Obligations. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default that has not been cured within any applicable cure period provided herein, (i) Lender shall have no obligation to fund any further Loans under this Note and (ii) Lender may, subject to any applicable notice and cure requirements, exercise any other right, power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

(d) Enforcement and Collection Costs and Expenses. Borrower agrees to pay Lender all costs incurred by Lender in connection with the collection, enforcement, or defense of this Note. Such costs include, without limitation, fees for the services of counsel and legal assistants employed to collect this Note, whether or not suit be brought, and whether incurred in connection with collection, trial, appeal, bankruptcy, or otherwise. Borrower further agrees to indemnify and hold Lender harmless against liability for the payment of state documentary stamp taxes, intangible taxes or other taxes (including interest and penalties, if any), excluding income or service taxes of Lender, which may be determined to be payable with respect to this Note.

4.
The Borrower’s Representations and Warranties. As of the date of this Note, Borrower represents and warrants to Lender that:
(a)
Due Incorporation, Qualification, etc. The Borrower (i) is a duly organized, validly existing and in good standing under the laws of the State of Nevada; and (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted.
(b)
Authority. The execution, delivery and performance by the Borrower of this Note and the consummation of the transactions contemplated thereby (i) are within the Borrower’s powers and (ii) have been duly authorized by all necessary actions on the part of the Borrower.
(c)
Enforceability. This Note constitutes, or will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
(d)
Non-Contravention. The execution and delivery by the Borrower of this Note and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate any judgment, order, writ, decree, statute, rule or regulation applicable to the Borrower; (ii) contravene any applicable laws, (iii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Borrower is a party; or (iv) result in the creation or imposition of any Lien upon any property, asset or revenue of the Borrower or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Borrower, its business or operations, or any of its assets or properties.
(e)
Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with (i) the execution and delivery of this Note by the Borrower, or (ii) the performance and consummation of the transactions contemplated thereby.
(f)
Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or threatened in writing against the Borrower at law or in equity in any court or before any other governmental authority that seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Borrower of this Note or the transactions contemplated thereby.
(g)
Intellectual Property Rights. Borrower owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (the “Intellectual Property Rights”) that are material to the conduct of its business as now conducted and as presently proposed to be conducted. Borrower has no knowledge of any infringement by Borrower of Intellectual Property Rights of others. Borrower has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(h)
Conduct of Business. Borrower is not in material violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to Borrower, and Borrower will not conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Borrower possesses all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct its business, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and Borrower has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.
5.
Affirmative Covenants. The Borrower covenants and agrees with Lender that until the Obligations (other than inchoate indemnity obligations) are paid in full, the Borrower will perform or cause to be performed the covenants set forth below.
(a)
Notice Requirements. The Borrower shall deliver to Lender, (i) prompt written notice of the occurrence of any Event of Default, including a statement of a Responsible Officer setting forth details of such Event of Default and the action which the Borrower has taken or proposes to take with respect thereto; and (ii) prompt written notice of any litigation or governmental proceedings pending in writing against the Borrower that if adversely determined (A) would (alone or in the aggregate) reasonably be expected to result in liabilities in excess of $250,000 or (B) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Borrower of this Note or the transactions contemplated thereby.
(b)
Governmental Charges. The Borrower shall pay and discharge when due all Taxes, levies, assessments, fees, claims or other charges imposed by any governmental authority upon or relating to (i) the Borrower, (ii) this Note, (iii) employees, payroll, income or gross receipts of the Borrower, (iv) the ownership or use of any assets by the Borrower or (v) any other aspect of the business of the Borrower to the date upon which penalties accrue thereon, except as may be contested in good faith by the appropriate procedures and for which adequate reserves in accordance with GAAP have been set aside.
(c)
Use of Proceeds. The Borrower shall use the proceeds of this Note solely in connection with the Purpose.
6.
Granting of Security Interest. Borrower hereby pledges, assigns and grants to Lender, to secure the payment and the performance of this Note, the Loans, and the Obligations, a first priority security interest in and Lien on, and a right of set-off against, the following property and assets (collectively, the “Collateral”) and all proceeds and products thereof:

All of Borrower’s right, title, and interest in and to the following United States patents identified on Exhibit B hereto.

Borrower hereby represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a valid, first priority perfected security interest in the Collateral. Lender’s security interest in the Collateral shall continue until the Obligations (other than contingent obligations of Borrower hereunder that will survive payment in full of the Obligations and termination of this Note by express terms) are repaid in full. Upon payment in full of all amounts due under this Note, this Note and all obligations of Borrower hereunder (other than contingent obligations of Borrower hereunder that will survive payment in full of the Obligations and termination of this Note by express terms) shall automatically terminate, and all rights to the Collateral shall revert to the granting party and Lender shall, at Borrower’s sole cost and expense, release its security interest in the Collateral and/or authorize Borrower to file termination statement(s) reflecting the same.

7.
Authorization to File Financing Statements. Borrower hereby authorizes Lender to file financing statements or take any other action required to memorialize or perfect Lender’s security interest in the Collateral at Lender’s expense, with prior notice to Borrower, with all appropriate jurisdictions to perfect or protect Lender’s interest or rights under this Note with respect to the Collateral.
8.
Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Affiliate” of any Person shall mean any other Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. “Control” (and its correlatives) by any Person means the power of such Person, directly or indirectly, (i) to vote 10% or more of the Voting Securities (determined on a fully diluted basis) of another Person, or (ii) to direct or cause the direction of the management and policies of such other Person (whether by contract or otherwise).

“Applicable Rate” shall mean the rate equal to three percent (3.0%) per month, with a “month” for this purpose being each period of thirty (30) consecutive calendar days beginning on the date of this Note.

“Availability Period” shall have the meaning given in Section 1(a) hereof.

“Borrower” shall have the meaning given in the introductory paragraph of this Note.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means shares of common stock, par value $0.001 per share, of Borrower.

“Disqualification Event” shall have the meaning given in Section 10(g) hereof.

“Event of Default” has the meaning given in Section 2 hereof.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Governmental Authority” shall mean any national, supranational, federal, state, county, provincial, local, municipal or other government or political subdivision thereof (including any regulatory agency), whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government.

“Intellectual Property Rights” shall have the meaning given in 4(g).

“Lender” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the holder of this Note.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance.

“Loans” shall have the meaning given in Section 1(a) hereof.

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance or properties of the Borrower, taken as a whole, and that is not a result of general economic, industry, market conditions, changes in law or other events beyond Borrower’s reasonable control, (ii) the rights and remedies of Lender under the Note or (iii) the ability of the Borrower to perform its Obligations under the Note.

“Maturity Date” shall have the meaning set forth in Section 1(c).

“Note” shall have the meaning set forth in the introductory paragraph.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Borrower to Lender of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, reasonable attorneys’ fees and costs and reasonable accountants’ fees and costs chargeable to and payable by the Borrower hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Purpose” shall have the meaning set forth in Section 1(c).

“Responsible Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, vice president (or the equivalent thereof), chief financial officer or treasurer.

“Taxes” shall mean all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

9.
Miscellaneous.
(a)
Successors and Assigns; Transfer of this Note.
(i)
Subject to the restrictions on transfer described in this Section 9(a), the rights and obligations of the Borrower and Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
(ii)
Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, without the prior written consent of the non-assigning party.
(b)
Waiver and Amendment. This Note may not be modified except by written instrument signed by the Borrower and Lender.

(c)
Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and emailed, mailed or delivered to each party at the respective addresses of the parties as set forth on the signature page hereto, or at such other address or email address as the Borrower shall have furnished to Lender in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, or (iii) three (3) business days after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.
(d)
Payment. Payments shall be made in lawful tender of the United States.
(e)
Tax Withholding. Any and all payments by or on account of any obligation of the Borrower under this Note shall be made without deduction or withholding for any taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any tax from any such payment, then the Borrower shall be entitled to deduct and withhold such tax from any amounts payable or otherwise deliverable pursuant to this Note and shall timely pay the full amount deducted or withheld to the applicable Governmental Authority. The amount payable by the Borrower to Lender shall be increased as necessary so that after such deduction or withholding has been made (including such deduction and withholding applicable to additional sums payable under this Section 9(e), Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(f)
Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.
(g)
Waivers. The Borrower hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.
(h)
Governing Law; Entire Agreement. THIS NOTE, AND ALL ACTIONS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEVADA. This Note constitutes the entire understanding among the parties hereto with respect to the subject matter thereof and supersedes any prior agreements, written or oral, with respect thereto.
(i)
Jurisdiction and Venue. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OR FEDERALLY COURTS LOCATED IN HILLSBOROUGH COUNTY, FLORIDA. EACH OF LENDER AND THE BORROWER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 9(i).
(j)
Waiver of Jury Trial; Judicial Reference. BY ACCEPTANCE OF THIS NOTE, LENDER HEREBY AGREES AND THE BORROWER HEREBY AGREES TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE.

(k)
Severability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction.
(l)
Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(m)
Expenses. Subject to Section 3(d) of this Note, Borrower and Lender shall each bear its respective expenses and legal fees incurred with respect to the negotiation, execution and delivery of this Note and the transactions contemplated herein.
10.
Lender Investment Representations.
(a)
Experience. Lender is experienced in investing in securities of development stage companies and (i) has received all the information Lender has requested from Borrower and Lender considers necessary or appropriate for deciding whether to acquire this Note, (ii) represents that Lender has had an opportunity to ask questions and receive answers from Borrower regarding the terms and conditions of the offering of this Note and to obtain any additional information necessary to verify the accuracy of the information given Lender and (iii) further represents that Lender has such knowledge and experience in financial and business matters that Lender is capable of evaluating the merits and risk of this investment.
(b)
Purchase Entirely for Its Own Account. Lender is acquiring this debt security for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. Lender understands that the debt securities represented by this Note have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Act that depends upon, among other things, Lender’s bona fide nature of the investment intent as expressed herein.
(c)
Rule 144. Lender acknowledges that the Borrower’s debt securities are “restricted securities” under Rule 144 promulgated under the Securities Act inasmuch as they are being acquired from Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be transferred or resold except as permitted under the Securities Act and the applicable state securities laws, pursuant to registration or an exemption therefrom. Lender represents that it is aware of the provisions of Rule 144 promulgated under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act. Lender also understands that Borrower is issuing this Note in reliance upon Lender’s representations and warranties contained herein and that any federal or state exemption is contingent upon the accuracy of Lender’s representations and warranties in this Note.
(d)
No Public Market. Lender understands that no public market now exists for any of the debt securities issued by Borrower and that there can be no assurance that a public market will ever exist for the debt securities.
(e)
Access to Data. Lender has had an opportunity to discuss Borrower’s business, management, and financial affairs with its management and the opportunity to review Borrower’s business plans. Lender understands that such discussions, as well as any written information issued by Borrower, were intended to describe the aspects of Borrower’s business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.
(f)
Accredited Investor. Unless otherwise disclosed to Borrower in writing by Lender, Lender represents that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.
(g)
No “Bad Actor” Disqualification Events. Lender is not subject to any disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act, and disclosed in writing in reasonable detail to Borrower.
(h)
Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to Lender, Lender acknowledges that such statements were prepared based upon assumptions deemed reasonable by Borrower at the time of preparation. There is no assurance that such statements will prove accurate, and Lender has no obligation to update such statements.
(i)
Foreign Investors. If Lender is not a United States person (as defined by Section 7701(a)(30) of the Code), Lender hereby represents that he, she or it has satisfied itself as to the full observance of the laws of Lender’s jurisdiction in connection with any invitation to subscribe for this Note or any use of this Note, including (A) the legal requirements within Lender’s jurisdiction for the purchase of this Note, (B) any foreign exchange restrictions applicable to such purchase, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of this Note. Lender’s subscription, payment for and continued beneficial ownership of this Note will not violate any applicable securities or other laws of the Lender’s jurisdiction.

(Signature Pages Follow)

The Borrower and Lender have caused this Note to be issued as of the date first written above.

BORROWER:

TUHURA BIOSCIENCES, INC.,
a Nevada corporation

By: /s/ James A. Bianco

Name: James A. Bianco, M.D.

Title: Chief Executive Officer

Address:

10500 University Center Drive, Suite 110

Tampa, FL 33612

Email: jbianco@tuhurabio.com

[Borrower page to Secured Promissory Note and Loan Agreement]

LENDER:

MATTHEW JOSEPH NATCHTRAB REVOCABLE TRUST DTD 12/18/2014

By: /s/ Matthew Nachtrab

Matthew Nachtrab, Trustee

Address:

116 Adalia Ave.

Tampa, FL 33606

Email: mnachtrab@gmail.com

[Lender page to Secured Promissory Note and Loan Agreement]

EXHIBIT A

FORM OF LENDER WARRANT

(attached)

EXHIBIT B

UNITED STATES PATENTS COMPRISING THE COLLATERAL

Patent Family	Description	Application/ Publication/ Patent Number	Filing Date	Issue Date/Status	Earliest Expected Expiration Date	Type of Parent Protection
DNA Vector and Transformed Tumor Cell Vaccines	Whole cell and DNA cancer vaccines	PCT/US2015/018688 (WO 2015/134577)	03/04/2015	Nationalized in CH, DE, DK, EP, FR, GB, HK, IE, NL, NO, SE, US	3/4/2035	Use Composition Composition
		US 9,555,088 US 9,839,680 US 10,391,158 US 10,751,400	07/07/2016 01/30/2017 12/11/2017 08/26/2019	Issued 01/31/2017 Issued 12/12/2017 Issued 08/27/2019 Issued 08/25/2020	3/4/2035 3/4/2035 3/4/2035 3/4/2035	Use
Cancer Vaccine Comprising mRNA Encoding a M-Like-Protein	Next generation cancer vaccine using mRNA encoding a bacterial antigen to prime anti-cancer immune responses	PCT/US2016/033235 (WO 2016/187407)	05/19/2016	Nationalized in AU, CA, CH, CN, DE, DK, EP, FR, GB, HK, IE, JP, NL, NO, SE, US	5/19/2036	Use Composition Composition/ use
		US 9,636,388 US 10,682,401 US 18/060,605	07/28/2016 05/01/2017 12/01/2022	Issued 05/02/2017 Issued 06/16/2020 pending	5/19/2036 5/19/2036 5/19/2036	
Modified mRNA for Multicell Transformation	Next generation cancer vaccine using mRNA encoding a bacterial antigen to prime anti-cancer immune responses	PCT/US2021/031204 (WO 2021/226413)	5/7/2021	Nationalized in CN, JP, CA, IN, AU, EP, KR *To be filed in HK*	5/7/2041	
Exosome Delivery of Cancer Therapeutics	Production and use of exosome preparations to systemically deliver pDNA and/or	US 18/055,724 (US 2023-0183690)	11/15/2022	Published/ pending		Composition /use

72

Exhibit 10.2

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).

FORM OF WARRANT TO PURCHASE COMMON STOCK

Number of Shares: [•]

(subject to adjustment)

Warrant No. [•]

Original Issue Date: [●], 2025

TuHURA Biosciences, Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MATTHEW JOSEPH NATCHTRAB REVOCABLE TRUST DTD 12/18/2014 or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [•]1 shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) to purchase the same number of Warrant Shares (as subject to adjustment hereunder, including as set forth in Section 4(b)), at an exercise price per share equal to $[•]2 (the “Exercise Price”), as adjusted from time to time as provided in Section 9, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the Original Issue Date identified above (the “Original Issue Date”) and on or prior to 5:00 p.m. (New York City time) on the date that is the two (2) year anniversary of the Original Issue Date but not thereafter. This Warrant is executed and delivered pursuant to the terms of that certain Secured Promissory Note and Loan Agreement, dated [●], 2025, between the Company and the Holder.

1.
Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any direct or indirect Affiliates of the Holder, (ii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any Attribution Parties and (iii) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

1 To be a number of shares equal to 10% of the amount of the Loan Advance (as defined in the Secured Promissory Note and Loan Agreement) divided by the Exercise Price.

2 To be Nasdaq Official Closing Price (NOCP) on date of the applicable Loan Advance.

“Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Group” shall have the meaning ascribed to it in Section 13(d) of the Exchange Act, and all related rules, regulations and jurisprudence.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Original Issue Date, shall be the Nasdaq Capital Market.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Principal Trading Market with respect to the Common Stock that is in effect on the date of delivery of an applicable Exercise Notice, which as of the Original Issue Date was “T+1.”

“Trading Day” means any weekday on which the Principal Trading Market is normally open for trading.

“Transfer Agent” means Equiniti Trust Company, LLC, with a mailing address of 48 Wall Street, 23rd Floor
New York, New York 10005, the Company’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity.

2.
Issuance of Securities; Registration of Warrants. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
3.
Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall, or will cause its Transfer Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon (i) surrender of this Warrant, (ii) accompanied by the Assignment Form attached hereto as Schedule 1 duly executed by the Holder, and (iii) payment for all applicable transfer taxes (if any) by the registered Holder. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause its Transfer Agent to, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.
4.
Exercise of Warrants.
(a)
All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Warrant at any time and from time to time on or after the Original Issue Date and on or before the Expiration Date.
(b)
The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 2 (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised if this Warrant is being exercised for Warrant Shares (which, if permitted under Section 10 below, may take the form of a “cashless exercise” if so indicated in the Exercise Notice), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any.
(c)
The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this section, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
5.
Delivery of Warrant Shares.
(a)
If this Warrant is being exercised for Warrant Shares, upon exercise of this Warrant, the Company shall promptly (but in no event later than the number of Trading Days comprising the Standard Settlement Period following the Exercise Date), upon the request of the Holder, cause the Transfer Agent to credit such aggregate number of shares of Common Stock specified by the Holder in the Exercise Notice and to which the Holder is entitled pursuant to such exercise (the “Exercise Shares”) to (i) the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal At Custodian system or (ii) in book-entry form via a direct registration system (“DRS”) maintained by or on behalf of the Transfer Agent, in each case, so long as either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or the resale of such Warrant Shares by the Holder or (B) the Exercise Shares are eligible for resale by the Holder without volume or manner-of-sale restrictions pursuant to Rule 144 promulgated under the Securities Act (assuming cashless exercise of this Warrant). If the conditions set forth in clauses (A) and (B) above are not met, then the Company shall cause the Transfer Agent to either (i) record the Exercise Shares in the name of the Holder or its designee on the certificates reflecting the Exercise Shares with an appropriate legend regarding restriction on transferability, which shall be issued and dispatched by overnight courier to the address as specified in the Exercise Notice, and on the Company’s share register or (ii) issue such Exercise Shares in the name of the Holder or its designee in restricted book-entry form in the Company’s share register. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account, the date of the book entry positions or the date of delivery of the certificates evidencing such Exercise Shares, as the case may be.
(b)
In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to deliver to the Holder or its designee Exercise Shares in the manner required pursuant to Section 5(a) within the Standard Settlement Period following the Exercise Date (other than a failure caused by incorrect or incomplete information provided by the Holder to the Company) and the Holder or the Holder’s broker on its behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise so long as the sale by Holder complied with all applicable laws (a “Buy-In”) but did not receive within the Standard Settlement Period, then the Company shall, within two (2) Trading Days after the Holder’s request and in the Holder’s sole discretion, promptly honor its obligation to deliver to the Holder or its designee the Exercise Shares pursuant to Section 5(a) and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In, less the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the Closing Sale Price of a share of Common Stock on the Exercise Date. The Holder shall provide the Company written notice promptly after the occurrence of a Buy-In, indicating the amounts payable to the Holder in respect of the Buy-In together with applicable confirmations and other evidence reasonably requested by the Company.
(c)
To the extent permitted by law and subject to Section 5(b), the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Subject to Section 5(b), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Exercise Shares; provided, however, that the Holder shall not be entitled to both (i) require the Company to reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 5(a).
6.
Charges, Taxes and Expenses. Issuance and delivery of Exercise Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.
7.
Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable contractual indemnity, if requested by the Company. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.
8.
Reservation of Warrant Shares. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. The Company further covenants that it will not, without the prior written consent of the Holder, take any actions to increase the par value of the Common Stock at any time while this Warrant is outstanding.
9.
Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)
Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock of the Company, then in each such case the number of Warrant Shares shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the number of Warrant Shares shall be recomputed accordingly as of the close of business on such record date and thereafter the number of Warrant Shares shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or issuance.
(b)
Pro Rata Distributions. If, on or after the Original Issue Date, the Company shall declare or make any dividend or other pro rata distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but, for the avoidance of doubt, excluding any distribution of shares of Common Stock subject to Section 9(a),any distribution of Purchase Rights (as defined below) subject to Section 9(c) and any Fundamental Transaction (as defined below) subject to Section 9(d)) (a “Distribution”) then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage (as defined below)) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).
(c)
Purchase Rights. If at any time on or after the Original Issue Date, the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property, in each case pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and at the Holder’s election, in its sole discretion, either (1) such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation) or (2) the Company shall offer the Holder the right upon exercise of such Purchase Right to acquire a security (e.g. a pre-funded warrant) that would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage but will otherwise to the extent possible have economic and other rights, preferences and privileges substantially consistent and on par with the securities or other property issuable upon exercise of the originally offered Purchase Rights. As used in this Section 9(c), (i) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities and (ii) “Convertible Securities” mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.
(d)
Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity or in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, triangular merger, spin-off or scheme of arrangement) with another Person whereby such other Person (directly or indirectly) acquires more than 50% of the capital stock of the Company (either by voting power or economic interest) (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (including any Distributions or Purchase Rights then held in abeyance pursuant to Sections 9(b) or 9(c) above) without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 10 below or (ii) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (d) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction type. If the Company undertakes a Fundamental Transaction in which the Company is not the surviving entity and the Alternate Consideration includes securities of another Person, then the Company shall provide that, prior to or simultaneously with the consummation of such Fundamental Transaction, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as the Holder is entitled to receive in accordance with the foregoing provisions, and to assume the other obligations under this Warrant. The provisions of this paragraph (d) shall similarly apply to subsequent transactions analogous of a Fundamental Transaction type.
(e)
Exercise Price. Simultaneously with any adjustment to the number of Warrant Shares pursuant to Section 9, the Exercise Price shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. Notwithstanding the foregoing, in no event may the Exercise Price be adjusted below the par value of the Common Stock then in effect.
(f)
Calculations. All calculations under this Section 9 shall be made to the nearest one-tenth of one cent or the nearest share, as applicable.

(g)
Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares, Prefunded Warrants or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Transfer Agent.
(h)
Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice of such transaction at least ten (10) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 9(d), other than a Fundamental Transaction under clause (iii) of Section 9(d), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least thirty (30) days prior to the date such Fundamental Transaction is consummated. Holder agrees to maintain any information disclosed pursuant to this Section 9(h) in confidence until such information is publicly available, and shall comply with applicable law with respect to trading in the Company’s securities following receipt of any such information. Notwithstanding the foregoing, no additional notice needs to be provided to the Holder in the event the information if included in a filing by the Company with the Securities and Exchange Commission.
(i)
Voluntary Adjustment By Company. Subject to the rules and regulations of the Principal Trading Market, the Company may at any time during the term of this Warrant, reduce the then-current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.
10.
Payment of Exercise Price. Notwithstanding anything contained herein to the contrary, if at the time of exercise hereof, there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the Holder, then the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares in an exchange of securities effected pursuant to Section 3(a)(9) of the Securities Act, determined as follows:

X = Y [(A-B)/A]

where:

“X” equals the number of Warrant Shares to be issued to the Holder;

“Y” equals the total number of Warrant Shares with respect to which this Warrant is then being exercised;

“A” equals the Closing Sale Price of the shares of Common Stock as of the Trading Day on the date immediately preceding the Exercise Date; and

“B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Original Issue Date (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise). If the Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that, in accordance with

Section 3(a)(9) of the Securities Act, the Exercise Shares issued in such exercise shall take on the registered characteristics of the Warrants being exercised and may be tacked on to the holding period of the Warrants being exercised. Except as set forth in Section 5(b) (buy-in remedy), in no event will the exercise of this Warrant be settled in cash in lieu of the delivery of Warrant Shares by the Company.

11.
Limitations on Exercise.
(a)
Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder of this Warrant shall not exercise any portion of the Warrant, and any such exercise shall be null and void ab initio and treated as if the exercise had not been made, to the extent that immediately prior to or following such exercise, the Holder, together with the Attribution Parties, beneficially owns or would beneficially own as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder, in excess of 4.99% (the “Maximum Percentage”) of the Common Stock that would be issued and outstanding following such exercise. For purposes of calculating beneficial ownership for determining whether the Maximum Percentage is or will be exceeded, the aggregate number of shares of Common Stock held and/or beneficially owned by the Holder together with the Attribution Parties, shall include the number of shares of Common Stock held and/or beneficially owned by the Holder together with the Attribution Parties plus the number of shares of Common Stock issuable upon exercise of the relevant Warrant with respect to which the determination is being made but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrant held and/or beneficially owned by the Holder or the Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company held and/or beneficially owned by such Holder or any Attribution Party (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this Paragraph 11(a), beneficial ownership of the Holder or the Attribution Parties shall, except as set forth in the immediately preceding sentence, be calculated and determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, a Holder of this Warrant may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding (such issued and outstanding shares, the “Reported Outstanding Share Number”). For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Trading Day confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. The Holder shall disclose to the Company the number of shares of Common Stock that it, together with the Attribution Parties holds and/or beneficially owns and has the right to acquire through the exercise of derivative securities and any limitations on exercise or conversion analogous to the limitation contained herein contemporaneously or immediately prior to submitting an Exercise Notice for the relevant Warrant. If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s, together with the Attribution Parties’, beneficial ownership, as determined pursuant to this Section 11(a), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and the Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder, together with the Attribution Parties, being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s, together with the Attribution Parties’, aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder and/or the Attribution Parties shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. By written notice to the Company, a Holder of this Warrant may from time to time increase or decrease the Maximum Percentage to any other percentage specified in such notice, provided however, in no case shall the percentage specified be in excess of 9.99%. Any increase in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Company and shall not negatively affect any partial exercise effected prior to such change.
(b)
This Section 11 shall not restrict the number of shares of Common Stock which a Holder or the Attribution Parties may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder or the Attribution Parties may receive in the event of a Fundamental Transaction as contemplated in Section 9(c) of this Warrant. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder or the Attribution Parties for any purpose including for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder or Section 16 of the Exchange Act and the rules promulgated thereunder, including Rule 16a-1(a)(1). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 11 to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 11 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this Section 11 may not be waived and shall apply to a successor holder of this Warrant.
12.
No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded up to the next whole number and the Company shall not be required to pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.
13.
Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered confirmed e-mail at the e-mail address specified by the Company prior to 5:30 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via confirmed e-mail at the e-mail address specified by the Company on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery.
14.
Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.
15.
Miscellaneous.
(a)
No Rights as a Stockholder. Except as otherwise set forth in this Warrant, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.
(b)
Further Assurances. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
(c)
Successors and Assigns. Subject to compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.
(d)
Amendment and Waiver. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns. Except as otherwise provided herein, the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.
(e)
Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
(f)
Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN NEVADA, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.
(g)
Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h)
Severability. If any part or provision of this Warrant is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Warrant shall remain binding upon the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

TUHURA BIOSCIENCES, INC.

By:
Name: James A. Bianco, M.D.
Title: President and Chief Executive Officer

SCHEDULE 1

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)
Address:
(Please Print)
Phone Number:

Email Address:

Dated:

Holder’s Signature:

Holder’s Address:

SCHEDULE 2

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1) The undersigned is the Holder of Warrant No. __ (the “Warrant”) issued by TuHURA Biosciences, Inc., a Nevada corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase _____ Warrant Shares pursuant to the Warrant.

(3) The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 10 of the Warrant

(4) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $ _____ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5) (If applicable) Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant. The Warrant Shares shall be delivered (check one):

☐	to the following DWAC Account Number: _______________________________
☐	in book-entry form via a direct registration system
☐	by physical delivery of a certificate to: ______________________________________________________ _______________________________________________________
☐	in restricted book-entry form in the Company’s share register

(6) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby (i) the Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended and (ii) the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) of the Warrant to which this notice relates.

(7) The number of shares of Common Stock that the undersigned, together with its Attribution Parties holds and/or beneficially owns and has the right to acquire through the exercise of derivative securities (and any limitations thereon on exercise or conversion) contemporaneously or immediately prior to submitting an Exercise Notice:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)